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                                   EXHIBIT 5.1

                     OPINION OF GIBSON, DUNN & CRUTCHER LLP

                   [Letterhead of Gibson, Dunn & Crutcher LLP]
                      1050 Connecticut Avenue NW, Suite 900
                              Washington, DC 20036

                                November 8, 2001

eXcelon Corporation
25 Mall Road
Burlington, Massachusetts  01803

         Re: REGISTRATION STATEMENT ON FORM S-8 OF EXCELON CORPORATION

Ladies and Gentlemen:

     We refer to the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed by eXcelon Corporation, a Delaware corporation (the "Company"), with respect to (i) the proposed offering of up to 4,500,000 shares (the "eXcelon Plan Shares") of common stock, par value $0.001 per share, of the Company ("Common Stock") subject to issuance by the Company upon the exercise of options or other awards granted under the Company's 1996 Employee Stock Purchase Plan and 1996 Incentive and Nonqualified Stock Option Plan (collectively, the "eXcelon Plans"), and (ii) the proposed offering by the Company of up to 16,165,956 shares (the "C-Bridge Plan Shares" and, together with the eXcelon Plan Shares, the "Shares") of Common Stock subject to issuance by the Company upon the exercise of options granted under the C-Bridge Internet Solutions, Inc. 1997 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Director Stock Option Plan, the C-Bridge Internet Solutions, Inc. 1999 Employee Stock Purchase Plan and the C-Bridge Internet Solutions, Inc. 2000 Stock Incentive Plan (the "C-Bridge Plans" and, together with the eXcelon Plans, the "Plans") assumed by the Company as of September 19, 2001 pursuant to the terms of the Agreement and Plan of Reorganization, dated as of May 22, 2001, among the Company, Comet Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and C-Bridge Internet Solutions, Inc., a Delaware corporation.

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized and (ii) upon payment of the option exercise and issuance of the Shares in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     This opinion letter is limited to the Delaware General Corporation Law, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/GIBSON, DUNN & CRUTCHER LLP